Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE
12.625% FIRST LIEN SENIOR SECURED NOTES DUE 2029

SECOND SUPPLEMENTAL INDENTURE, dated as of December 12, 2024 (this “Supplemental Indenture”), among The Hertz Corporation, a corporation duly organized and existing under the laws of the State of Delaware (together with its respective successors and assigns, the “Company”), the guarantors listed on the signature pages hereto (the “Guarantors”), and Computershare Trust Company, N.A., as trustee (the “Trustee”) and collateral agent (the “Notes Collateral Agent”) under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified through the date hereof, the “Indenture”), dated as of June 28, 2024, among the Company, the Guarantors, the Trustee and the Notes Collateral Agent, providing for the issuance of 12.625% First Lien Senior Secured Notes due 2029 (the “Notes”), initially in the aggregate principal amount of $750,000,000 (the “Initial Notes”);

WHEREAS, the issuance and delivery of an aggregate principal amount of $500,000,000 of Notes (the “New Notes”) has been authorized by resolutions adopted by the Board of Directors of the Company;

WHEREAS, the New Notes shall constitute Additional Notes pursuant to the Indenture;

WHEREAS, the Incurrence of the Indebtedness represented by the New Notes is permitted as of the date hereof by Sections 201, 301, 409 and 413 of the Indenture and the New Notes will be issued in compliance with the other applicable provisions of the Indenture;

WHEREAS, the Company and the Guarantors have complied with all applicable conditions precedent provided for in the Indenture related to the issuance of the New Notes;

WHEREAS, the Initial Notes and the New Notes will be treated as a single class of Notes for all purposes under the Indenture (as supplemented by this Supplemental Indenture), including, without limitation, waivers, amendments, redemptions and offers to purchase; and

WHEREAS, the Company and the Guarantors have requested that the Trustee execute and deliver this Supplemental Indenture;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors, the Trustee and the Notes Collateral Agent mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1.       Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereto,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.       Terms of New Securities. The following terms relating to the New Notes are hereby established:

(a)       Principal Amount. The aggregate principal amount of the New Notes that may be authenticated and delivered under the Indenture, as amended hereby, shall be $500,000,000.

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(b)       Issue Price and Issuance Date. The issue price of the New Notes shall be 107.732% of the aggregate principal amount of the New Notes, plus accrued and unpaid interest from and including June 28, 2024 to, but excluding, the issuance date of the New Notes. The issuance date of the New Notes shall be December 12, 2024. The date from which interest shall accrue on the New Notes shall be June 28, 2024.

(c)       The New Notes shall be issuable in whole or in part in the form of one or more Global Notes. The depositary for such Global Notes shall be The Depository Trust Company.

(d)       The New Notes shall have the other terms set forth in the form of global note attached hereto as Exhibit A.

(e)       The New Notes shall be considered Additional Notes issued pursuant to Sections 201 and 301 of the Indenture and shall be consolidated with and form a single series with the Initial Notes.

3.       Intercreditor Agreements. Each Holder (a) acknowledges that the Trustee and the Notes Collateral Agent are party to the First Lien Intercreditor Agreement and the Junior Lien Intercreditor Agreement and, (b) by its acceptance of a New Note, agrees that it will be bound by and will take no actions contrary to the provisions of the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement and any other Intercreditor Agreement. It is expressly agreed that the other parties to the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement and each other Intercreditor Agreement shall be third-party beneficiaries of this Section 3.

4.       Form of the New Notes. The New Notes shall be substantially in the form of Exhibit A attached hereto and shall be executed by an Officer of the Company and authenticated by the Trustee pursuant to Section 303 of the Indenture.

5.       Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE NOTES COLLATERAL AGENT, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

6.       Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

7.       Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic means shall be deemed to be their original signatures for all purposes. The words “signed”, “signature” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures.

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This Supplemental Indenture (or any document delivered in connection with this Supplemental Indenture) shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned or photocopied manual signature. Each electronic signature or faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

8.       Headings. The Section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

THE HERTZ CORPORATION

By:	/s/ Mark E. Johnson
	Name:	Mark E. Johnson
	Title:	Senior Vice President and Treasurer

GUARANTORS:

HERTZ GLOBAL HOLDINGS, INC.

By:	/s/ Mark E. Johnson
	Name:	Mark E. Johnson
	Title:	Senior Vice President and Treasurer

RENTAL CAR INTERMEDIATE HOLDINGS, LLC

DOLLAR RENT A CAR, INC.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

DTG OPERATIONS, INC.

DTG SUPPLY, LLC

FIREFLY RENT A CAR LLC

HERTZ CAR SALES LLC

HERTZ GLOBAL SERVICES CORPORATION

HERTZ LOCAL EDITION CORP.

HERTZ LOCAL EDITION TRANSPORTING, INC.

HERTZ SYSTEM, INC.

HERTZ TECHNOLOGIES, INC.

HERTZ TRANSPORTING, INC.

RENTAL CAR GROUP COMPANY, LLC

SMARTZ VEHICLE RENTAL CORPORATION

THRIFTY CAR SALES, INC.

THRIFTY, LLC

THRIFTY RENT-A-CAR SYSTEM, LLC

TRAC ASIA PACIFIC, INC.

By:	/s/ Mark E. Johnson
	Name:	Mark E. Johnson
	Title:	Senior Vice President and Treasurer

[Signature Page to Second Supplemental Indenture (1L Notes)]

GUARANTORS (CONTINUED):

HERTZ FHV #1, LLC

HERTZ FHV #2, LLC

HERTZ FHV #3, LLC

HERTZ FHV #4, LLC

HERTZ FHV #5, LLC

HERTZ FHV #6, LLC

HERTZ FHV #7, LLC

HERTZ FHV #8, LLC

HERTZ FHV #9, LLC

HERTZ FHV #10, LLC

HERTZ FHV #11, LLC

HERTZ FHV #12, LLC

HERTZ FHV #13, LLC

HERTZ FHV #14, LLC

HERTZ FHV #15, LLC

HERTZ FHV #16, LLC

HERTZ MOBILITY HOLDINGS, LLC

By:	/s/ Matthew C. Potalivo
	Name:	Matthew C. Potalivo
	Title:	Vice President and Secretary

[Signature Page to Second Supplemental Indenture (1L Notes)]

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee and Notes Collateral Agent

By:	/s/ Corey J. Dahlstrand
	Name:	Corey J. Dahlstrand
	Title:	Vice President

[Signature Page to Second Supplemental Indenture (1L Notes)]

Exhibit A

Form of Note

(FACE OF NOTE)

THE HERTZ CORPORATION

12.625% First Lien Senior Secured Notes due 2029

CUSIP No. [    ]1

ISIN [    ]2

No. __________	$ _____________

The Hertz Corporation, a corporation duly organized and existing under the laws of the State of Delaware (and its successors and assigns, the “Company”), promises to pay to ____________________, or its registered assigns, the principal sum of $________________ ([   ] United States Dollars) (or such lesser or greater amount as shall be outstanding hereunder from time to time in accordance with Sections 312 and 313 of the Indenture referred to on the reverse hereof) (the “Principal Amount”) on July 15, 2029.

The Company promises to pay interest semi-annually in arrears on January 15 and July 15 in each year, commencing January 15, 2025, at the rate of 12.625% per annum (subject to adjustment as provided below), until the Principal Amount is paid or made available for payment. Interest on this Note will accrue (or will be deemed to have accrued) from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no such interest has been paid, from June 28, 2024.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 days nor less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Note will be made at the office of the applicable Paying Agent, or such other office or agency of the Company maintained for that purpose; provided, however, that at the option of the Company payment of interest may be made by wire transfer of immediately available funds to the account designated to the Company by the Person entitled thereto or by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

__________________________

[1]	Rule 144A Global Note CUSIP: 428040DC0 Regulation S Global Note CUSIP (permanent): U42804AY7 Regulation S Global Note CUSIP (temporary): U42804AZ4

[2]	Rule 144A Global Note ISIN: US428040DC08 Regulation S Global Note ISIN (permanent): USU42804AY78 Regulation S Global Note ISIN (temporary): USU42804AZ44

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

THE HERTZ CORPORATION

By:
	Name:	Mark E. Johnson
	Title:	Senior Vice President and Treasurer

This is one of the Notes referred to in the within mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N.A. As Trustee

By: __________________________________
Authorized Signatory

Dated: _______________

(REVERSE OF NOTE)

This Note is one of the duly authorized issue of 12.625% First Lien Senior Secured Notes due 2029 of the Company (herein called the “Notes”), issued under an Indenture, dated as of June 28, 2024 (as supplemented to the date hereof, herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), among the Company, as issuer, the Guarantors from time to time parties thereto, and Computershare Trust Company, N.A., as Trustee and Notes Collateral Agent (herein called the “Trustee” or “Notes Collateral Agent,” as applicable, which terms include any successor trustee or notes collateral agent, as applicable, under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, any other obligor upon this Note, the Trustee, the Notes Collateral Agent and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the maximum extent permitted by law, in the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. Additional Notes may be issued from time to time in one or more series under the Indenture and (except as provided in Section 902 of the Indenture) will vote (or consent) as a single class with the Notes and otherwise be treated as Notes for purposes of the Indenture. This Note is one of the Additional Notes referred to in the Indenture.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note may hereafter be entitled to certain senior Notes Guarantees made for the benefit of the Holders. Reference is made to Article XIII of the Indenture for terms relating to such Notes Guarantees, including the release, termination and discharge thereof. Neither the Company nor any Guarantor shall be required to make any notation on this Note to reflect any Notes Guarantee or any such release, termination or discharge.

The Notes are secured by a security interest in the Collateral, subject to the terms of the Notes Collateral Documents, the Intercreditor Agreements and any other applicable intercreditor agreement, subject to release or termination as provided in the Indenture and the Notes Collateral Documents.

The Notes will be redeemable, at the Company’s option, in whole or in part, as provided in the Indenture.

The Indenture provides (as and to the extent set forth therein) that, upon the occurrence after the Issue Date of a Change of Control Triggering Event, each Holder will have the right to require that the Company repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to but not including the date of such repurchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the purchase date); provided, however, that the Company shall not be obligated to repurchase Notes in the event it has exercised its right to redeem all the Notes as provided in the Indenture.

The Notes will not be entitled to the benefit of a sinking fund.

The Indenture contains provisions for defeasance at any time of the entire Indebtedness of this Note or certain restrictive covenants and certain Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of and accrued but unpaid interest on the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. If the Notes are accelerated or otherwise become due prior to their stated maturity, in each case as a result of an Event of Default (including, but not limited to, an Event of Default under Section 601(viii) or Section 601(ix) of the Indenture (including the acceleration of any portion of the Indebtedness evidenced by the Notes by operation of law)), the amount that shall then be due and payable shall be equal to:

(x)       (i) 100% of the principal amount of the Notes then outstanding plus the Applicable Premium in effect on the date of such acceleration or (ii) the applicable redemption price in effect on the date of such acceleration, as applicable, plus

(y)       accrued and unpaid interest, if any, to, but excluding, the date of such acceleration, in each case as if such acceleration were an optional redemption of the Notes so accelerated.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 60.0% in principal amount of the Outstanding Notes (as such terms are defined in the Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Notes (as such terms are defined in the Indenture), on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 30.0% in principal amount of the Outstanding Notes (as such terms are defined in the Indenture) shall have made written request to the Trustee to pursue such remedy in respect of such Event of Default as Trustee and provided to the Trustee security or indemnity reasonably satisfactory to it against any loss, cost, liability, damage, fee, claim or expense, and the Trustee shall not have received from the Holders of a majority in principal amount of Outstanding Notes (as such terms are defined in the Indenture) a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of security or indemnity.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in a Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in fully registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, any other obligor in respect of this Note, the Trustee and any agent of the Company, such other obligor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, any other obligor upon this Note, the Trustee nor any such agent shall be affected by notice to the contrary.

No director, officer, employee, incorporator or stockholder, as such, of the Company, any Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Company, or any Guarantor under the Indenture, the Notes, any Notes Guarantee or the Notes Collateral Documents, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Holder, by accepting this Note, hereby waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE NOTES COLLATERAL AGENT, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THIS NOTE AND (BY ITS ACCEPTANCE OF THIS NOTES) THE HOLDER HEREOF, AGREE TO SUBMIT TO THE JURISDICTION OF ANY U.S. FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE OR THE NOTES GUARANTEES.

[FORM OF CERTIFICATE OF TRANSFER]

FOR VALUE RECEIVED the undersigned holder hereby sell(s), assign(s) and transfer(s) unto

(Insert Taxpayer Identification No.)

(Please print or type name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

Check One

¨ (a)	this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.
or
¨ (b)	this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 313 of the Indenture shall have been satisfied.

Date: _______________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee*: ___________________________

*	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _____________________

NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Company pursuant to Section 408 or 411 of the Indenture, check the appropriate box below:

Section 408 (Asset Disposition Offer)	Section 411 (Change of Control Offer)

If you wish to have a portion of this Note purchased by the Company pursuant to Section 408 or 411 of the Indenture, state the amount (in principal amount) below:

$_______________

Date: _______________

Your Signature:	_____________________
(Sign exactly as your name appears
on the other side of this Note)

Signature Guarantee*: _________________________

*	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian